Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Nuverra Environmental Solutions, Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 333-159086, 333-182068, and 333-190678) on Form S-8, the registration statements (Nos. 333-158266 and 333-179518) on Form S-3, and the registration statements (Nos. 333-177343, 333-182400, and 333-188810) on Form S-4 of Nuverra Environmental Solutions, Inc. of our reports dated March 16, 2015, with respect to the consolidated balance sheets of Nuverra Environmental Solutions, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 Annual Report on Form 10-K of Nuverra Environmental Solutions, Inc.
/s/ KPMG LLP
Phoenix, Arizona
March 16, 2015